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                         AMENDMENT TO STOCK OPTION AGREEMENT

    THIS AMENDMENT TO STOCK OPTION AGREEMENT (the "Amendment"), effective as of December 7, 1995, is made by and between Kleer-Vu Industries, Inc., a Delaware corporation (hereinafter referred to as "KVU"), and Mr. W. Blake Winchell, an individual residing in the State of California (hereinafter referred to as "Optionee").

                                   R E C I T A L S

    WHEREAS, the parties hereto executed that certain Stock Option Agreement effective December 7, 1995 (the "Agreement");

    WHEREAS, the parties have subsequently discovered that the language contained in Paragraph 2 of the Agreement stated only that the exercise price was to be the lowest price traded on the American Stock Exchange;

    WHEREAS, the parties agree that, due to error, Paragraph 2 should have also reflected the fact that, if lower, the shares could be purchased by Optionee at the lowest price such shares are sold by KVU in any type of private placement transaction during the same defined period;

    WHEREAS, the parties agree that, in light of the foregoing, Paragraph 2 shall be amended to read as set forth below;

    NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                  A G R E E M E N T

         A. AMENDED SECTION 2. As described above in the recitals, which are incorporated herein by this reference, the parties hereby agree that Paragraph 2 of the Agreement is hereby amended to read as follows:

         2    PURCHASE PRICE.  The per Share purchase price for the Shares to be purchased hereunder shall be equal to the lesser of: (i) the lowest price at which KVU's common stock was sold on the American Stock Exchange during the period beginning on November 1, 1995, and ending on the earlier of: (a) the date the Option granted herein is exercised; or (b) the fifteenth (15th) day following the first filing after January 1, 1996, with the Securities and Exchange Commission of a 10-K statement by KVU; or (ii) the lowest price at which KVU's common stock is sold by KVU to any other party

         B.   MISCELLANEOUS.

              (1) COUNTERPARTS. This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

              (2) AMENDMENTS/APPLICABLE LAW. No amendments or additions to this

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Amendment shall be binding unless in writing and signed by both parties. This
Amendment shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California.

              (3) BINDING EFFECT/ASSIGNMENT. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

              (4) PARAGRAPH HEADINGS. The paragraph headings used in this Amendment are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Amendment.

              (5) SEVERABILITY. In the event any provision or portion of a provision of this Amendment is held to be invalid, void or unenforceable, the rest of the Amendment shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired, or invalidated.

              (6) ENTIRE AGREEMENT. This instrument constitutes the entire agreement between the parties regarding the amendment of Paragraph 2 of the Agreement and, subject to the terms of the Agreement not modified herein (and which remain in effect), supersedes all prior understandings, previous negotiations, and any memoranda or understanding with respect to the subject matter hereof.

              (7) NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

"KVU":                                 "Optionee":

Kleer-Vu Industries, Inc.
921 West Artesia Blvd.
Compton, CA 90220


By:  /s/ H. P. Park                    /s/ W. Blake Winchell
     -----------------------           -----------------------------
Its: Chairman                          Mr. W. Blake Winchell
     -----------------------           10 Arastradero
                                       Portola Valley, CA 90403